SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 2, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 9. REGULATION FD DISCLOSURE

On April 5, 2004, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it closed on its acquisition of a hotel property from Huron Jacksonville Limited Partnership for approximately $23.1 million in cash. A copy of the press release is attached hereto as Exhibit 99.22 and is incorporated herein by reference. On February 26, 2004, the Company filed a required Form 8-K announcing that it would be acquiring this property.

     Exhibits

99.22	Press Release of the Company dated April 5, 2004, announcing the acquisition of a hotel property for approximately $23.1 million in cash.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer